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                                                                EXHIBIT 23(q)(4)

POWER OF ATTORNEY


     The undersigned hereby constitutes Kenneth Reid his true and lawful attorney, with full power to sign for him, in his name and in the capacity indicated below, any and all registration statements of Barr Rosenberg Series Trust and Barr Rosenberg Variable Insurance Trust, each a Massachusetts business trust, under the Securities Act of 1933 or the Investment Company Act of 1940, and generally to do all things in his name and on his behalf to enable each of Barr Rosenberg Series Trust and Barr Rosenberg Variable Insurance Trust to comply with the provisions of the Securities Act of 1933, the Investment Company Act of 1940, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by his said attorney to any and all registration statements and amendments thereto.

Witness my hand this 11th day of April, 2003.

                                                TROY SHEETS
                                                -----------------------
                                                Troy Sheets
                                                Chief Financial Officer